UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  October 28, 2004


                         FLEETWOOD ENTERPRISES, INC.
              (Exact Name of Registrant as Specified in its Charter)

Delaware                  1-7699                         95-1948322
(State or other        (Commission File                (IRS Employer
jurisdiction of            Number)                      Identification
incorporation)                                          Number)


              3125 Myers Street, Riverside, California   92503-5527
                  (Address of Principal Executive Offices)


Registrant's telephone number, including area code: (951) 351-3500

        (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


INFORMATION INCLUDED IN THIS REPORT

Item 2.02.     Results of Operations and Financial Condition.

On October 28, 2004, Fleetwood Enterprises, Inc. (the "Company") issued a news release reporting the preliminary sales results of the Company for its second fiscal quarter ended October 24, 2004. A copy of the news release is attached to this Current Report as Exhibit 99.1.

The information in this Current Report, including the exhibit attached hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.


Item 9.01.    Financial Statements and Exhibits.


(c)  Exhibits:

99.1    Press release of Fleetwood Enterprises, Inc. dated
        October 28, 2004.


                              SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   FLEETWOOD ENTERPRISES, INC.



Date:  October 28, 2004            By: /s/  Boyd R. Plowman
                                       --------------------------
                                       Boyd R. Plowman
                                       Executive Vice President,
                                       Chief Financial Officer


                           Index to Exhibits

99.1    Press release of Fleetwood Enterprises, Inc. dated
        October 28, 2004.


                    FLEETWOOD REPORTS PRELIMINARY
                  REVENUES FOR SECOND QUARTER 2005

Riverside, Calif., October 28, 2004 - Fleetwood Enterprises, Inc. (NYSE:FLE), one of the nation's leading manufacturers of recreational vehicles and a leading producer and retailer of manufactured housing, announced today its preliminary sales for the second quarter of fiscal 2005, which ended on October 24, 2004.

Company revenues improved 6 percent in the second quarter to approximately $713 million compared with $675 million last year, due to sales increases in the Housing Group's wholesale division and the RV Group's motor home division. For the first six months, sales increased 9 percent to $1.44 billion compared with $1.32 billion in fiscal 2004.

Overall recreational vehicle sales for the second quarter were flat compared to a year ago at $450 million. Motor home sales reached $302 million, a 10 percent increase over the prior year's second quarter. Sales of towables declined 16 percent to $149 million from $176 million in the prior year. Towable sales include revenues of the recently consolidated travel and folding trailer operations, which were previously reported separately.

Manufactured housing sales in the second quarter increased 14 percent to approximately $245 million compared with $214 million a year ago. Housing revenues included $214 million of wholesale factory sales, and $65 million of retail sales, before elimination of intercompany sales of $34 million. Wholesale grew 18 percent and retail declined 7 percent compared with last year's $181 million and $70 million, respectively, before elimination of intercompany sales of $37 million.

"We are pleased to report our fourth straight quarter of growth in Housing Group sales and continued growth in revenues for the motor home division," Fleetwood's President and CEO Edward B. Caudill said. "We achieved solid top-line results in these segments despite the negative impact of the hurricanes and related extreme weather conditions in the Southeast on both of our industries, which was somewhat offset by emergency-related orders for manufactured homes and travel trailers.

"The RV industry has recently seen some signs of retail slowing," Caudill continued. "We think that this is a temporary condition that is partly weather-related and partly the result of weakened consumer confidence. We continue to believe the fundamentals of the RV industry are sound, and are backed by powerful demographic trends. To manage the short-term fluctuation, we offered selected incentives to reduce our finished goods inventory. Going forward, we will modify our production as necessary to correspond to wholesale and retail demand.

"Despite these challenges during our second quarter, we still expect to record a net profit that will be an improvement over the prior year," Caudill concluded. "However, we now believe the earnings improvement will be less than previously anticipated."

Fleetwood will file its second quarter Form 10-Q after market close on Friday, December 3, 2004, and will hold its conference call to discuss earnings on Monday, December 6, 2004. The Company confirms its intent to continue to defer distributions on its 6% convertible subordinated debentures, which would otherwise be due in mid-November.

About Fleetwood

Fleetwood Enterprises, Inc., is one of the nation's largest producers of recreational vehicles, from motor homes to travel and folding trailers, and is a leader in the building, retailing and financing of manufactured homes. This Fortune 1000 company, headquartered in Riverside, Calif., is dedicated to providing quality, innovative products that offer exceptional value to its customers. Fleetwood operates facilities strategically located throughout the nation, including recreational vehicle and manufactured housing plants, retail home centers, and supply subsidiary plants. For more information, visit the Company's website at www.fleetwood.com.

This press release contains certain forward-looking statements and information based on the beliefs of Fleetwood's management as well as assumptions made by, and information currently available to, Fleetwood's management. Such statements reflect the current views of Fleetwood with respect to future events and are subject to certain risks, uncertainties, and assumptions, including risk factors identified in Fleetwood's 10-K and other SEC filings. These risks and uncertainties include, without limitation, the cyclical nature of both the manufactured housing and recreational vehicle industries; ongoing weakness in the manufactured housing market; continued acceptance of the Company's products; the potential impact on demand for Fleetwood's products as a result of changes in consumer confidence levels; the effect of global tensions on consumer confidence; expenses and uncertainties associated with the introduction and manufacturing of new products; the future availability of manufactured housing retail financing, as well as housing and RV wholesale financing; exposure to interest rate and market changes affecting certain of the Company's assets and liabilities; availability and pricing of raw materials; changes in retail inventory levels in the manufactured housing and recreational vehicle industries; competitive pricing pressures; the ability to attract and retain quality dealers, executive officers and other personnel; and the Company's ability to obtain financing needed in order to execute its business strategies.

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